Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, January 23, 2008		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q4 2007 Financial Results

Subscribers – 7.5 million

Revenue – $302.4 million

GAAP Net Income – $15.8 million

GAAP EPS – $0.24 per diluted share

LOS GATOS, Calif., January 23, 2008 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2007.

“We achieved strong results in 2007 – ending subscribers up 18 percent, revenue up 21 percent and net income up 36 percent – despite facing tough competition for much of the year and investing strategically in our online video initiatives,” said Reed Hastings, Netflix co-founder and chief executive officer.

“The emergence of a bundled service that enables our subscribers to receive DVDs through the mail fast and movies and TV episodes over the Internet instantly, positions us to achieve solid growth in 2008 and over the long term.”

Fourth-Quarter and Fiscal-Year 2007 Financial Highlights

Revenue for the fourth quarter of 2007 was $302.4 million, representing 9 percent year-over-year growth from $277.2 million for the fourth quarter of 2006, and 3 percent sequential increase from $294.0 million for the third quarter of 2007. Revenue for fiscal 2007 was $1.205 billion, up 21 percent from $996.7 million for fiscal 2006.

GAAP net income for the fourth quarter of 2007 was $15.8 million, or $0.24 per diluted share, compared to GAAP net income of $14.9 million, or $0.21 per diluted share, for the fourth quarter of 2006 and GAAP net income of $15.7 million, or $0.23 per diluted share, for the third quarter of 2007.

GAAP net income for fiscal 2007 was $67.0 million, or $0.97 per diluted share, compared to GAAP net income of $49.1 million, or $0.71 per diluted share, for fiscal 2006.

Non-GAAP net income was $17.8 million, or $0.27 per diluted share, for the fourth quarter of 2007, compared to non-GAAP net income of $16.8 million, or $0.24 per diluted share, for the fourth quarter of 2006 and non-GAAP net income of $17.6 million, or $0.26 per diluted share, for the third quarter of 2007.

Non-GAAP net income was $74.2 million, or $1.08 per diluted share, for fiscal 2007 compared to non-GAAP net income of $56.8 million, or $0.82 per diluted share for fiscal 2006.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin1 for the fourth quarter of 2007 was 33.8 percent, compared to 38.9 percent for the fourth quarter of 2006 and 33.9 percent for the third quarter of 2007. Gross margin for fiscal 2007 was 34.8 percent, compared to 37.1 percent for fiscal 2006.

Free cash flow2 for the fourth quarter of 2007 was $21.0 million, compared to $22.5 million in the fourth quarter of 2006 and $36.1 million for the third quarter of 2007. Free cash flow for fiscal 2007 was $45.5 million as compared to $62.0 million in fiscal 2006.

Cash provided by operating activities for the fourth quarter of 2007 was $84.4 million, compared to $87.1 million for the fourth quarter of 2006 and $77.6 million for the third quarter of 2007. Cash provided by operating activities for fiscal 2007 was $290.1 million, compared to $247.9 million for fiscal 2006.

Subscribers. Netflix ended the fourth quarter of 2007 with approximately 7,479,000 total subscribers, representing 18 percent year-over-year growth from 6,316,000 total subscribers at the end of the fourth quarter of 2006 and 6 percent sequential growth from 7,028,000 subscribers at the end of the third quarter of 2007.

Net subscriber change in the quarter was an increase of 451,000, compared to an increase of 654,000 for the same period of 2006 and an increase of 286,000 for the third quarter of 2007.

Gross subscriber additions for the quarter totaled 1,495,000, essentially flat year-over-year from 1,493,000 gross subscriber additions in the fourth quarter of 2006 and 15 percent quarter-over-quarter growth from 1,297,000 gross subscriber additions in the third quarter of 2007.

Of the 7,479,000 total subscribers at quarter end, 98 percent, or 7,326,000 were paid subscribers. The other 2 percent, or 153,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the fourth quarter of 2006 and at the end of the third quarter of 2007.

Subscriber acquisition cost3 for the fourth quarter of 2007 was $34.60 per gross subscriber addition, compared to $44.31 for the same period of 2006 and $37.91 for the third quarter of 2007. SAC for fiscal 2007 was $40.88 per gross subscriber addition compared to $42.96 for fiscal 2006.

Churn4 for the fourth quarter of 2007 was 4.1 percent, compared to 3.9 percent for the fourth quarter of 2006 and 4.2 percent for the third quarter of 2007. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Stock-based compensation for the fourth quarter of 2007 was $3.2 million, compared to $3.1 million in the fourth quarter of 2006 and the third quarter of 2007. Stock-based compensation for fiscal 2007 was $12.0 million, compared to $12.7 million for fiscal 2006. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses.

[2]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.

[3]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[4]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

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Business Outlook

The Company’s performance expectations for the first quarter of 2008 and full-year 2008 are as follows:

First-Quarter 2008

•	Ending subscribers of 7.85 million to 8.05 million

•	Revenue of $323 million to $328 million

•	GAAP net income of $9 million to $14 million

•	GAAP EPS of $0.13 to $0.21 per diluted share

Full-Year 2008

•	Ending subscribers of 8.4 million to 8.9 million

•	Revenue of $1.3 billion to $1.35 billion

•	GAAP net income of $75 million to $83 million

•	GAAP EPS of $1.12 to $1.24 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 52,723,123 shares as of December 31, 2007, down approximately 1 percent from 53,352,707 shares as of September 30, 2007, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 5:00 p.m. Pacific Time on January 23, 2008 through January 26, 2008 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (719) 457-0820, access code 6179304.

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Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than seven million subscribers access to more than 90,000 DVD titles plus a growing library of more than 6,000 choices that can be watched instantly on their PCs. The company offers nine subscription plans, starting at only $4.99 per month. There are no due dates and no late fees – ever. All Netflix plans include both DVDs delivered to subscribers’ homes and, for no additional fee, movies and TV series that can be started in as little as 30 seconds on subscribers’ PCs. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from over 100 U.S. shipping points. Nearly 95 percent of Netflix subscribers live in areas that can be reached with generally one business day delivery. Netflix offers personalized movie recommendations and has two billion movie ratings. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the first quarter of 2008 and the full-year 2008. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; impacts arising out of competition; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; changes in pricing; fluctuations in consumer usage of our service; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs or electronic content; customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues	$302,355	$293,972	$277,233	$1,205,340	$996,660
Cost of revenues:
Subscription	168,673	163,707	142,586	664,407	532,621
Fulfillment expenses*	31,377	30,746	26,762	121,761	94,364

Total cost of revenues	200,050	194,453	169,348	786,168	626,985

Gross profit	102,305	99,519	107,885	419,172	369,675
Operating expenses:
Technology and development *	18,557	18,216	13,201	71,395	48,379
Marketing *	51,721	49,166	66,158	218,280	225,524
General and administrative *	13,602	12,895	11,142	52,532	36,155
Gain on disposal of DVDs	(1,696)	(2,310)	(1,304)	(7,196)	(4,797)
Gain on legal settlement	—	—	—	(7,000)	—

Total operating expenses	82,184	77,967	89,197	328,011	305,261

Operating income	20,121	21,552	18,688	91,161	64,414
Other income:
Interest and other income	4,929	5,089	5,064	20,340	15,904

Income before income taxes	25,050	26,641	23,752	111,501	80,318
Income taxes	9,274	10,909	8,892	44,549	31,236

Net income	$15,776	$15,732	$14,860	$66,952	$49,082

Net income per share:
Basic	$0.24	$0.24	$0.22	$1.00	$0.78
Diluted	$0.24	$0.23	$0.21	$0.97	$0.71
Weighted average common shares outstanding:
Basic	65,156	66,469	68,424	67,076	62,577
Diluted	67,042	68,090	70,670	68,902	69,075
*Stock-based compensation included in expense line items:
Fulfillment expenses	$100	$99	$229	$427	$925
Technology and development	1,105	1,002	892	3,695	3,608
Marketing	561	547	515	2,160	2,138
General and administrative	1,476	1,465	1,494	5,694	6,025
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$15,776	$15,732	$14,860	$66,952	$49,082
Stock-based compensation	3,242	3,113	3,130	11,976	12,696
Income tax effect of stock-based compensation	(1,200)	(1,273)	(1,171)	(4,757)	(4,950)

Non-GAAP net income	$17,818	$17,572	$16,819	$74,171	$56,828

Non-GAAP net income per share:
Basic	$0.27	$0.26	$0.25	$1.11	$0.91
Diluted	$0.27	$0.26	$0.24	$1.08	$0.82
Weighted average common shares outstanding:
Basic	65,156	66,469	68,424	67,076	62,577
Diluted	67,042	68,090	70,670	68,902	69,075

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$177,439	$400,430
Short-term investments	207,703	—
Prepaid expenses	6,116	4,742
Prepaid revenue sharing expenses	6,983	9,456
Deferred tax assets	2,254	3,155
Other current assets	16,037	10,635

Total current assets	416,532	428,418
Content library, net	132,455	104,908
Property and equipment, net	77,326	55,503
Deferred tax assets	16,242	15,600
Other assets	4,465	4,350

Total assets	$647,020	$608,779

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$104,445	$93,864
Accrued expenses	36,466	29,905
Deferred revenue	71,665	69,678

Total current liabilities	212,576	193,447
Other liabilities	3,695	1,121

Total liabilities	216,271	194,568
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2007 and December 31, 2006; 64,912,915 and 68,612,463 issued and outstanding at December 31, 2007 and December 31, 2006, respectively	65	69
Additional paid-in capital	402,710	454,731
Accumulated other comprehensive income	1,611	—
Retained earnings (accumulated deficit)	26,363	(40,589)

Total stockholders’ equity	430,749	414,211

Total liabilities and stockholders’ equity	$647,020	$608,779

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$15,776	$15,732	$14,860	$66,952	$49,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	5,915	5,752	4,374	21,394	15,903
Amortization of content library	54,751	48,237	45,716	203,415	141,160
Amortization of intangible assets	79	25	25	153	73
Amortization of discounts and premiums on investments	72	23	—	24	—
Stock-based compensation expense	3,242	3,113	3,130	11,976	12,696
Excess tax benefits from stock-based compensation	(4,984)	(5,170)	(5,652)	(26,248)	(13,217)
Gain (loss) on disposal of property and equipment	14	128	—	142	(23)
Gain on sale of short-term investments	(323)	(170)	—	(687)	—
Gain on disposal of DVDs	(2,906)	(3,937)	(2,770)	(14,637)	(9,089)
Deferred taxes	399	(300)	2,651	(661)	16,150
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	192	111	(3,134)	(4,303)	(7,064)
Accounts payable	(2,514)	6,048	3,178	(2,901)	3,208
Accrued expenses	(567)	11,433	4,918	32,809	17,559
Deferred revenue	15,344	(4,201)	19,803	1,987	21,145
Other liabilities	(82)	741	12	724	279

Net cash provided by operating activities	84,408	77,565	87,111	290,139	247,862

Cash flows from investing activities:
Purchases of short-term investments	(35,228)	(51,972)	—	(405,340)	—
Proceeds from sale of short-term investments	35,453	41,264	—	200,832	—
Purchases of property and equipment	(9,863)	(7,412)	(11,524)	(44,256)	(27,333)
Acquisition of intangible asset	(550)	—	—	(550)	(585)
Acquisitions of content library	(56,406)	(39,452)	(56,289)	(221,752)	(169,528)
Proceeds from sale of DVDs	3,884	4,760	3,977	21,640	12,886
Proceeds from disposal of property and equipment	15	—	—	15	23
Other assets	(497)	615	(804)	282	(1,332)

Net cash used in investing activities	(63,192)	(52,197)	(64,640)	(449,129)	(185,869)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,745	417	3,566	9,609	112,964
Excess tax benefits from stock-based compensation	4,984	5,170	5,652	26,248	13,217
Repurchases of common stock	(34,310)	(35,333)	—	(99,858)	—

Net cash (used in) provided by financing activities	(23,581)	(29,746)	9,218	(64,001)	126,181

Net increase (decrease) in cash and cash equivalents	(2,365)	(4,378)	31,689	(222,991)	188,174
Cash and cash equivalents, beginning of period	179,804	184,182	368,741	400,430	212,256

Cash and cash equivalents, end of period	$177,439	$179,804	$400,430	$177,439	$400,430

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$84,408	$77,565	$87,111	$290,139	$247,862
Purchases of property and equipment	(9,863)	(7,412)	(11,524)	(44,256)	(27,333)
Acquisition of intangible asset	(550)	—	—	(550)	(585)
Acquisitions of content library	(56,406)	(39,452)	(56,289)	(221,752)	(169,528)
Proceeds from sale of DVDs	3,884	4,760	3,977	21,640	12,886
Proceeds from disposal of property and equipment	15	—	—	15	23
Other assets	(497)	615	(804)	282	(1,332)

Non-GAAP free cash flow	$20,991	$36,076	$22,471	$45,518	$61,993

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Subscriber information:
Subscribers: beginning of period	7,028	6,742	5,662
Gross subscribers additions: during period	1,495	1,297	1,493
Gross subscriber additions year-to-year change	0.1%	(1.0%)	29.2%
Gross subscriber additions quarter-to-quarter sequential change	15.3%	26.2%	14.0%
Less subscriber cancellations: during period	(1,044)	(1,011)	(839)
Subscribers: end of period	7,479	7,028	6,316
Subscribers year-to-year change	18.4%	24.1%	51.1%
Subscribers quarter-to-quarter sequential change	6.4%	4.2%	11.6%
Free subscribers: end of period	153	183	162
Free subscribers as percentage of ending subscribers	2.0%	2.6%	2.6%
Paid subscribers: end of period	7,326	6,845	6,154
Paid subscribers year-to-year change	19.0%	24.7%	52.9%
Paid subscribers quarter-to-quarter sequential change	7.0%	3.6%	12.1%
Average monthly revenue per paying subscriber	$14.22	$14.57	$15.87
Churn	4.1%	4.2%	3.9%
Subscriber acquisition cost	$34.60	$37.91	$44.31
Margins:
Gross margin	33.8%	33.9%	38.9%
Operating margin	6.7%	7.4%	6.7%
Net margin	5.2%	5.4%	5.4%
Expenses as percentage of revenues:
Technology and development	6.1%	6.2%	4.8%
Marketing	17.1%	16.7%	23.9%
General and administrative	4.5%	4.4%	4.0%
Gain on disposal of DVDs	(0.5%)	(0.8%)	(0.5%)

Total operating expenses	27.2%	26.5%	32.2%
Year-to-year change:
Total revenues	9.1%	14.9%	43.6%
Fulfillment	17.2%	30.4%	39.5%
Technology and development	40.6%	52.7%	43.2%
Marketing	(21.8%)	(17.2%)	39.0%
General and administrative	22.1%	29.6%	(14.5%)
Gain on disposal of DVDs	30.1%	102.3%	65.5%
Total operating expenses	(7.9%)	(2.7%)	29.2%